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                                                                 EXHIBIT 6(c)(v)

                              TCI SOLUTIONS, INC.
                           2001 EQUITY INCENTIVE PLAN
                             Adopted July 31, 2001


       1. PURPOSES.

              (a) The purpose of the 2001 Equity Incentive Plan (the "Plan") is to provide a means by which employees of and consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights (collectively, the "Stock Awards").

              (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of, or Consultants to, the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for all such persons to exert maximum efforts for the success of the Company.

              (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Subsection 3(c) hereof, be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6 hereof, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

       2. DEFINITIONS.

              (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

              (b) "Board" means the Board of Directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

              (e) "Company" means TCI Solutions, Inc., a Delaware corporation.


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              (f) "Concurrent Stock Appreciation Right" or "Concurrent Right"
means a right granted pursuant to subsection 8(b)(ii) of the Plan.

              (g) "Consultant" means any natural person, including an advisor, engaged by the Company to provide bona fide services to the Company or an Affiliate, and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors, and the services provided by such Consultant may not be provided in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

              (h) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options and Stock Appreciation Rights appurtenant thereto, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or its successor.

              (i) "Director" means a member of the Board.

              (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

              (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor receipt of a director's fee from the Company shall, in itself, be sufficient to constitute "employment" by the Company.

              (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

                     (i) If the Company's common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of such common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the


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greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reporting in the Wall Street Journal or such other source as the Board deems reliable;

                     (ii) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                     (iii) In the absence of an established market for the common stock, the Fair Market Value of the Company's common stock shall be determined in good faith by the Board.

              (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

              (o) "Independent Stock Appreciation Right" or "Independent Right" means a right granted under subsection 8(b)(iii) of the Plan.

              (p) "Non-Employee Director" shall mean a director who:

                     (i) is not currently an officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company or any of its Affiliates, or otherwise currently employed by the Company or any of its Affiliates;

                     (ii) does not receive compensation, either directly or indirectly, from the Company or any of its Affiliates, for services rendered as a consultant or in any capacity other than as a director, except for amounts that do not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K;

                     (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

                     (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

              (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

              (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              (s) "Option" means a stock option granted pursuant to the Plan.


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              (t) "Option Agreement" means a written agreement between the
Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

              (u) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

              (v) "Plan" means this 2001 Equity Incentive Plan.

              (w) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

              (x) "Stock Appreciation Right" means any of the various types of rights which may be granted under Section 8 of the Plan.

              (y) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

              (z) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. The Stock Award Agreement is subject to the terms and conditions of the Plan.

              (aa) "Tandem Stock Appreciation Right" or "Tandem Right" means a right granted under subsection 8(b)(i) of the Plan.

       3. ADMINISTRATION.

              (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

              (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                     (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a stock appreciation right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which Stock Awards shall be granted to each such person.


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                     (ii) To construe and interpret the Plan and Stock Awards
granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                     (iii) To amend the Plan as provided in Section 14.

                     (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

              (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Non-Employee Directors, if required and as defined by the provisions of subsection 3(d) hereof. If the Board delegates administration of the Plan to a Committee, such Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest administration of the Plan in the Board. Anything in this Section 3 to the contrary notwithstanding, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Exchange Act .

              (d) Any requirement that an administrator of the Plan be a Non-Employee Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

       4. SHARES SUBJECT TO THE PLAN.

              (a) Subject to the provisions of Section 13 hereof relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Five Million (5,000,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Stock Award shall again become available for the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 hereof shall not be available for subsequent issuance under the Plan.

              (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

              (c) For as long as required by California Administrative Regulation Section 260.140.45, at no time shall the total number of shares issuable upon exercise of


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all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of such section, based on the shares of the Company which are outstanding at the time the calculation is made.

       5. ELIGIBILITY.

              (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

              (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the Director, (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Non-Employee Directors; or
(ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

              (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of Company's common stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

       6. OPTION PROVISIONS.

       Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

              (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

              (b) Price. The exercise price of each Stock Option granted pursuant to this Plan shall be:

                     (i) in the case of an Incentive Stock Option (and subject to subsection (iii) below, not less than one hundred percent (100%) of the Fair Market


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Value of the Company's common stock subject to the Option on the date such
Option is granted;

                     (ii) in the case of a Nonstatutory Stock Option (and subject to subsection (iii) below, not less than one hundred percent (100%) of the Fair Market Value of the Company's common stock subject to the Option on the date such Option is granted; and

                     (iii) in the case of any Optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, not less than one hundred ten percent (110%) of the Fair Market Value of the Company's common stock subject to the Option on the date such Option is granted.

              (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

       In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

              (d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

              (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments which allotments may, but need not, be equal. The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became, vested but was not fully exercised; provided, however, that each Option shall become exercisable with respect to at least twenty percent (20%) of the shares subject to such Option each year over a five-year period. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option


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provisions governing the minimum number of shares as to which an Option may be exercised.

              (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

              (g) Termination of Employment or Relationship as a Director or Consultant Other Than as a Result of Optionee's Disability or Death. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates for any reason other than the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board; provided, however, that in no event shall such period expire either (a) earlier than thirty (30) days following such termination, or (b) later than the expiration of the term of such Option as set forth in the Option Agreement and, in any event, only to the extent that the Optionee was entitled to exercise such Option at the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

              (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, within such period of time as is determined by the Board; provided, however, that in no event shall such period expire either (a) earlier than six (6) months following the date of such termination, or (b) later than the expiration of the term of such Option, and, in any event, only to the extent that the Optionee was entitled to exercise it at the date of such termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after


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termination, the Optionee does not exercise his or her Option within the time specified, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

              (i) Death of Qptionee. In the event of the death of an Optionee, an Option may be exercised by such Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance following the date of death, within such period of time as is determined by the Board; provided, however, that in no event shall such period expire either (a) earlier than six
(6) months following the date of such termination or (b) later than the expiration of the term of such Option, but, in any event, only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after Optionee's death, Optionee's estate or any person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

              (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate provided, however, that (a) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (b) such right shall be exercised within ninety (90) days of termination of employment for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

              (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

              (l) Re-load Options. Without in any way limiting the authority of the Board or Committee to make or not to make, grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in


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accordance with this Plan and the terms and conditions of the Option Agreement.
Any such Re-Load Option shall (i) be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option; provided, however, that any Re-Load Option which is granted to a ten percent (10%) stockholder (as described in subparagraph 5(c) hereof), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of such original Option.

       Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board or Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subparagraph 12(d) of the Plan and in
Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subparagraph 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.

       7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

       Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

              (a) Purchase Price. The purchase price under each stock purchase agreement shall be such amount as the Board or the Committee shall determine and designate in such agreement; provided, however, that the purchase price must be at least eighty-five percent (85%) of the Fair Market Value of the Company's common stock either at the time the person is granted the right to purchase shares pursuant to the Plan or at the time the purchase is consummated, and provided, further, that in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates, the purchase price shall be not less than one hundred percent (100%) of the Fair Market Value of the Company's common stock either at the time such person is granted the right to purchase shares under the Plan or at the time the purchase is consummated. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the


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Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

              (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

              (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

              (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

              (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person; provided, however, that (i) the purchase price for such shares shall not be less than the Fair Market Value of the Company's common stock on the date of termination, (ii) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness within ninety (90) days following termination, and (iii) the right to repurchase shall terminate at such time as the Company's common stock becomes publicly traded.

       8. STOCK APPRECIATION RIGHTS.

              (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to Employees or Directors of or Consultants to, the Company or its Affiliates under the Plan. Each such right shall entitle the holder to a distribution based on the appreciation in the Fair Market Value per share of a designated amount of stock.

              (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                     (i) Tandem Stock Appreciation Rights. Tandem Rights will be granted appurtenant to an Option and will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution equal to the excess of (i) the Fair Market Value (on the date of Option surrender) of vested shares of stock purchasable under the surrendered Option over (ii) the aggregate exercise price payable for such shares.

                     (ii) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and will be exercised automatically at the same time the Option is exercised for those shares. The appreciation distribution to which the holder of such Concurrent right shall be entitled upon exercise of the underlying Option shall be in an amount equal to the excess of (i) the aggregate fair market value (at date of exercise) of the vested shares purchased under the underlying Option with such concurrent rights over (ii) the aggregate exercise price paid for those shares.

                     (iii) Independent Stock Appreciation Rights. Independent Rights may be granted independently of any Option and will entitle the holder upon exercise to an appreciation distribution equal in amount to the excess of
(i) the aggregate fair market value (at the date of exercise) of a number of shares of stock equal to the number of vested share equivalents exercised at such time (as described in subsection 7(c)(iii)(B)) over (ii) the aggregate fair market value of such number of shares of stock at the date of grant.

              (c) The terms and conditions applicable to each Tandem Right, Concurrent Right and Independent Right shall be as follows:

                     (i) Tandem Rights.

                            (A) Tandem Rights may be tied to either Incentive
Stock Options or Nonstatutory Stock Options. Each such right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains. If Tandem Rights are granted appurtenant to an Incentive Stock Option, they shall satisfy any applicable Treasury Regulations so as not to disqualify such Option as an Incentive Stock Option under the Code.

                            (B) The appreciation distribution payable on the
exercised Tandem Right shall be in cash in an amount equal to the excess of (i) the fair market value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

                     (ii) Concurrent Rights.

                            (A) Concurrent Rights may be tied to any or all of
the shares of stock subject to any Incentive Stock Option or Nonstatutory Stock Option grant made under the Plan. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.

                            (B) A Concurrent Right shall be automatically
exercised at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains.

                            (C) The appreciation distribution payable on an
exercised Concurrent Right shall be in cash in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (i) the aggregate fair market value (on the Exercise Date) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

                     (iii) Independent Rights.

                            (A) Independent Rights shall, except as specifically
set forth below, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents.

                            (B) The appreciation distribution payable on the
exercised Independent Right shall be in an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent right, and with respect to which the holder is exercising the Independent Right on such date, over (ii) the aggregate fair market value (on the date of the grant of the Independent Right) of such number of shares of Company stock.

                            (C) The appreciation distribution payable on the
exercised Independent Right may be paid, in the discretion of the Board or the Committee, in cash, in shares of stock or in a combination of cash and stock. Any shares of stock so distributed shall be valued at fair market value on the date the Independent Right is exercised.

                     (iv) Terms Applicable to Tandem Rights, Concurrent Rights and Independent Rights.

                            (A) To exercise any outstanding Tandem, Concurrent
or Independent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

                            (B) If a Tandem, Concurrent, or Independent Right is
granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), then the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation).

                            (C) No limitation shall exist on the aggregate
amount of cash payments the Company may make under the Plan in connection with the exercise of Tandem, Concurrent or Independent Rights.

       9. CANCELLATION AND RE-GRANT OF OPTIONS.

       The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options and/or Stock Appreciation Rights, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share of: (a) in the case of an Incentive Stock Option, not less than one hundred percent (100%) of the Fair Market Value of one share of the Company's common stock on the new grant date, subject to the provisions of subsection (c) of this Section 9, or (b) in the case of a Nonstatutory Stock Option, not less than one hundred percent (100%) of the Fair Market Value of one share of the Company's common stock on the new grant date, subject to the provisions of subsection (c) of this Section 9, or (c) in the case of any ten percent (10%) stockholder (as described in subparagraph 5(c) hereof), not less than one hundred ten percent (110%) of the Fair Market Value of one share of the Company's common stock on the new grant date.

       10. COVENANTS OF THE COMPANY

              (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards up to the number of shares of stock authorized under the Plan.

              (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

       11. USE OF PROCEEDS FROM STOCK.

       Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

       12. MISCELLANEOUS.

              (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

              (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

              (c) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of, each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

              (d) Nothing in this Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

              (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

       13. ADJUSTMENTS UPON CHANGES IN STOCK.

              (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

              (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect.

       14. AMENDMENT OF THE PLAN.

              (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                     (i) Increase the number of shares reserved for Stock Awards under the Plan;

                     (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code; or

                     (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

              (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

              (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

       15. TERMINATION OR SUSPENSION OF THE PLAN.

              (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July ___, 2011. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

              (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

       16. EFFECTIVE DATE OF PLAN.

       The Plan shall become effective as determined by the Board, but no Options granted pursuant to the Plan may be exercised, and no shares may be purchased pursuant to stock bonuses or restricted stock purchase agreements unless and until the Plan has been approved by the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California. Any Option exercised or shares purchased before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

                               AMENDMENT NO. 1 TO
                           2001 EQUITY INCENTIVE PLAN
                                       OF
                               TCI SOLUTIONS, INC.
                             a Delaware corporation

              Pursuant to a Unanimous Written Consent of the Board of Directors and a Written Consent of the Stockholders of TCI Solutions, Inc., a Delaware corporation (the "Company"), Section 4(a) of the Equity Incentive Plan is amended and restated, effective as of December 19, 2001, to read:

              "Section 4. SHARES SUBJECT TO THE PLAN.

              (a) Subject to the provisions of Section 13 hereof relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Five Million Two Hundred Ten Thousand (5,210,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Stock Award shall again become available for the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 hereof shall not be available for subsequent issuance under the Plan."